EXHIBIT 99.1

Fifth Street Finance Corp. Enters Aircraft Leasing Business With Formation of First Star Aviation LLC

Former KKR Executive Pradeep Hathiramani Joins as Managing Director

WHITE PLAINS, N.Y., Aug. 15, 2013 (GLOBE NEWSWIRE) -- Fifth Street Finance Corp. (Nasdaq:FSC) (the "Company" or "Fifth Street") announced today the formation of a new portfolio company in the aircraft leasing sector, First Star Aviation LLC ("First Star"). Pradeep Hathiramani, former Principal and Sector Head of Transportation at KKR Asset Management LLC ("KKR"), will lead the operations of First Star as Managing Director. Mr. Hathiramani will help build an experienced team focused on acquiring and leasing a portfolio of commercial aircraft to operators around the world.

Mr. Hathiramani has more than 15 years of lending and leasing experience in the transportation industry. Most recently, he was responsible for originating and managing a portfolio of leveraged loans, high yield and mezzanine investments at KKR. Prior to that, he spent seven years at GATX Financial Corporation as Director of the Aircraft Leasing Group.

First Star recently closed its first investment in the aircraft industry, which consisted of three commercial aircraft on lease to a U.S. airline. In connection with this transaction, Fifth Street provided First Star with debt and equity capital to execute on the strategy.

The formation of First Star is a significant milestone in the continued growth of Fifth Street as the Company enhances its yield-based platform, utilizes its strong balance sheet and diversifies its business to a new industry and asset class.  On a historical basis, the aircraft leasing industry has produced strong risk-adjusted returns and favorable risk/return profiles.

"Aircraft leasing is a multibillion-dollar industry, which has grown rapidly over the last 25 years due to the increasing global demand for air travel and the rising appeal of leasing versus owning aircraft by capital constrained carriers," said Ivelin Dimitrov, Fifth Street's Chief Investment Officer, adding "We believe the rapid growth of the leasing industry is poised to continue as financing costs for aircraft are rising and large banks and European financial institutions are scaling back lending activities due to new regulatory and liquidity constraints, including Basel III."

Mr. Hathiramani commented, "Fifth Street's established underwriting platform and access to capital provides significant competitive advantages as we execute our acquisition strategy and seek to take advantage of high quality opportunities, particularly among mid-to-end of life aircraft.  By focusing on mid-age aircraft, we intend to help fill the financial void in underserved segments of the market.  We plan to use a disciplined and value-oriented investment approach to acquiring aircraft and leasing them out on long-term charters to carriers around the world."

About Fifth Street Finance Corp.

Fifth Street Finance Corp. is a specialty finance company that lends to and invests in small and mid-sized companies, primarily in connection with investments by private equity sponsors. The Company's investment objective is to maximize its portfolio's total return by generating current income from its debt investments and capital appreciation from its equity investments.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the Company. Words such as "believes," "expects," "projects," "anticipates," and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Investor Contact:
          Dean Choksi, Senior Vice President of Finance &
          Head of Investor Relations
          (914) 286-6855
          dchoksi@fifthstreetfinance.com

          Corporate Development:
          Juan E. Alva, Managing Director, Head of Strategy &
          Corporate Development
          (818) 876-9665
          juan@fifthstreetfinance.com

          Media Contact:
          James Velgot, Chief Marketing Officer
          (914) 286-6848
          jvelgot@fifthstreetfinance.com